D-Wave Introduces Service-Level Agreements
for Leap Quantum Cloud Customers in Production

D-Wave's cloud service offers 99.9% uptime and availability with subsecond solve times even under heavy customer usage

PALO ALTO, Calif. – October 3, 2024 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced the introduction of service-level agreements (SLAs) specifically tailored for Leap™ quantum cloud service customers who are transitioning applications into production. By establishing formal SLAs, D-Wave stands behind the high levels of availability, reliability and scalability of its Leap cloud service and its ability to support requirements for commercial-grade quantum and hybrid-quantum applications as customers move into production deployments.

The Leap quantum cloud service—providing real-time, secure access to D-Wave’s annealing quantum computers and hybrid solvers since 2018—has proven to be a production-grade service on which customers can run business-critical workflows. D-Wave’s monitoring data confirms that the Leap service has consistently exceeded 99.9% availability for its Solver API and its aggregated set of annealing quantum computers over the past two years, meaning that the service is highly responsive even during periods of high demand.

Since the launch of the Leap service, customers have run nearly 200 million jobs without having to schedule work in advance, endure lengthy queue times, or work around unavailable hardware. On average, it takes just a fraction of a second to process a job directly on the QPU, according to recent median sample-time measurements. D-Wave recently introduced enhancements to the Leap service and the Ocean™ SDK that boost its already remarkably fast processing speeds by 30%, enabling customers to achieve even faster computations and solve complex problems more effectively. In the past 12 months, the Leap service has seen a surge in usage, with over 60 million jobs submitted, a 215% increase over the previous 12 months. This growth highlights the demand for immediate access to cloud-based quantum computing, reinforcing D-Wave’s decision to create an SLA offering for its customers.

“When it comes to incorporating quantum computing into a company’s overall IT infrastructure, organizations should consider prioritizing a real-time production-grade quantum cloud service that offers the kind of assurances that service-level agreements provide,” said Heather West, PhD, research manager and analyst with IDC. “Technology leaders should have the same expectations of quantum cloud services that they do for any software-as-a-service, with reliability and accessibility leading their decision criteria.”

“As the transition to production deployments accelerates, providing exceptional access to our cloud service has never been more critical,” said Dr. Trevor Lanting, chief development officer of D-Wave. “Our SLA offering is designed to support this dynamic shift with confidence, enabling businesses to thrive as quantum technology’s commercial value and adoption grows.”

Learn more about D-Wave’s Leap quantum cloud service.

About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contacts:

D-Wave
Alex Daigle
media@dwavesys.com